EXHIBIT 10AG

                             THE FLATLEY COMPANY

                      STANDARD FORM OF COMMERCIAL LEASE

                          SUBMISSION NOT AN OPTION

THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, A RESERVATION OF, OR OPTION FOR THE PREMISES AND SHALL VEST NO RIGHT IN ANY PARTY. TENANT OR ANYONE CLAIMING UNDER OR THROUGH TENANT SHALL HAVE THE RIGHTS TO THE PREMISES AS SET FORTH HEREIN AND THIS LEASE BECOMES EFFECTIVE AS A LEASE ONLY UPON EXECUTION AND ACKNOWLEDGEMENT THEREOF BY LANDLORD AND TENANT, REGARDLESS OF ANY WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER OR EMPLOYEE OF LANDLORD TO THE CONTRARY.

                              TABLE OF CONTENTS

SECTION                                                             PAGE
-------                                                             ----

SECTION 1 - PARTIES.............................................     -1-

SECTION 2 - PREMISES............................................     -1-

SECTION 3 - TERM................................................     -1-

SECTION 3A - ADJUSTMENT OF TERM.................................     -1-

SECTION 4 - COMMENCEMENT DATE...................................     -1-

SECTION 5 - RENT................................................     -2-

SECTION 5A - RENT COMMENCEMENT DATE.............................     -2-

SECTION 6 - ABATEMENT OF RENT...................................     -2-

SECTION 7 - SECURITY DEPOSIT....................................     -3-

SECTION 8 - ADDITIONAL RENT.....................................     -3-
      Real Estate Taxes.........................................     -3-
      Operating Expenses........................................     -4-

SECTION 9 - USE.................................................     -6-

SECTION 10 - COMPLIANCE WITH LAWS...............................     -6-

SECTION 11 - FIRE INSURANCE.....................................     -6-

SECTION 12 - UTILITIES..........................................     -6-

SECTION 13 - ELECTRICAL.........................................     -7-

SECTION 14 - ADDITIONAL CHARGES.................................     -7-

SECTION 15 - MAINTENANCE OF PREMISES............................     -7-

SECTION 16 - ALTERATIONS........................................     -8-

SECTION 17 - LESSOR'S LIABILITY.................................     -8-

SECTION 18 - LESSOR'S SERVICES..................................     -8-

SECTION 19 - DAMAGES............................................     -8-

SECTION 20 - LESSEE'S LIABILITY INSURANCE.......................     -9-

SECTION 21 - INSURABLE DAMAGES..................................     -9-

SECTION 22 - FIRE, CASUALTY, EMINENT DOMAIN.....................     -9-

SECTION 23 - DEFAULT, BANKRUPTCY................................     -9-

SECTION 24 - NOTICE.............................................    -10-

SECTION 25 - SURRENDER..........................................    -10-

SECTION 26 - HOLDING OVER.......................................    -10-

SECTION 27 - RIGHT TO MOVE......................................    -11-

SECTION 28 - RULES AND REGULATIONS..............................    -11-

SECTION 29 - NOT TO INVALIDATE..................................    -11-

SECTION 30 - QUIET ENJOYMENT....................................    -11-

SECTION 31 - ASSIGNMENT AND SUBLETTING..........................    -11-

SECTION 32 - SUBORDINATE........................................    -12-

SECTION 33 - LESSOR'S ACCESS....................................    -12-

SECTION 34 - INDEMNIFICATION AND LIABILITY......................    -12-

SECTION 35 - LESSEE'S RISK......................................    -13-

SECTION 36 - INJURY CAUSED BY THIRD PARTY.......................    -13-

SECTION 37 - LESSEE'S REMOVABLE PROPERTY........................    -13-

SECTION 38 - WAIVER.............................................    -13-

SECTION 39 - BROKER'S COMMISSION................................    -14-

SECTION 40 - CONTINGENCY........................................    -14-

SECTION 41 - LESSEE'S RIGHT TO EXPAND...........................    -14-

SECTION 42 - FINANCIAL INFORMATION..............................    -15-

SECTION 43 - LATE PAYMENT.......................................    -15-

SECTION 44 - CLEANING SPECIFICATION.............................    -15-

SECTION 45 - HAZARDOUS MATERIALS................................    -16-

SECTION 46 - SIGNAGE............................................    -16-

SECTION 47 - WHEN LEASE BECOMES BINDING.........................    -16-
             Rules and Regulations..............................    -18-
             Exhibit "A"........................................    -20-
             Exhibit "B"........................................    -21-
             Exhibit "C"........................................    -22-

                          STANDARD COMMERCIAL LEASE

                             SECTION 1 - PARTIES

Charlotte E. Flatley and John P. Garrahan, Trustees of the 1970 Flatley Family Trust, LESSOR, which expression shall include their heirs, successors and assigns where the context so admits, does hereby lease to Haemonetics Corporation, LESSEE.

                            SECTION 2 - PREMISES

LESSEE, which expression shall include its successors, executors, administrators and assigns where the context so admits, does hereby lease the following described Premises: Suite Number 100 on the first (1st) floor of Forbes Business Center, 166 Forbes Road, Braintree, MA 02184, consisting of approximately 4,807 square feet of space as outlined on Exhibit "A" of this Lease, which also includes a 15% common area factor, together with the right to use in common, with others entitled thereto, the hallways, stairways and elevators, necessary for access to said Premises and lavatories nearest thereto.

                              SECTION 3 - TERM

The term of this Lease shall be for five (5) years, commencing on the Commencement Date (defined below), and terminating five (5) years immediately thereafter, unless sooner terminated as herein provided.

                       SECTION 3A - ADJUSTMENT OF TERM

If the Commencement Date (defined below) is other than the first day of a calendar month, this Lease shall continue in full force and effect for a period of five (5) years from the first day of the calendar month next succeeding the Commencement Date.

                        SECTION 4 - COMMENCEMENT DATE

The Commencement Date of the term of this Lease shall be the date of Lease execution by both parties. LESSOR shall deliver the Premises to LESSEE upon the Commencement Date as defined herein in "as is" condition. LESSEE shall have sixty (60) days from the execution of Lease by both parties to complete LESSEE'S work as delineated on Exhibit "C", attached hereto and made a part hereof, which shall be contingent upon Section 40 herein. LESSEE'S Work and the construction thereof shall be subject to the supervision and direction of LESSOR'S Project Manager and to the normal rules and regulations of the Building. In no event shall LESSOR charge LESSEE a construction supervision fee for said supervision by the Project Manager. LESSEE will prepare (or cause to be prepared) and submit to LESSOR upon Lease execution by LESSEE detailed plans and specifications (the Plans) for the work ("Lessee's Work") to prepare the Premises for LESSEE'S occupancy. The Plans shall be subject to the prior written approval of LESSOR. LESSOR'S consent not to be unreasonably withheld or delayed provided such plan conforms to the parameters of LESSOR'S standard design criteria established by LESSOR for the Building. LESSEE shall cause LESSEE's Work to be constructed in a good and workmanlike manner, in accordance with the Plans approved by LESSOR and as otherwise required pursuant to the provisions of this Lease. LESSEE shall be responsible to assure LESSEE's Work conforms with all applicable local, state and federal laws and regulations. The cost of LESSEE'S Work (including, but not limited to, the cost of the Plans, permits, fees, labor and materials) shall be the sole responsibility of LESSEE. LESSOR shall not have any obligation to prepare the Premises for LESSEE's occupancy.

LESSOR will allow LESSEE access to the Premises prior to the Commencement of LESSEE'S work for the purpose of preparing construction documents and walk through for LESSEE'S contractors.

Notwithstanding the foregoing, if LESSEE'S personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Commencement Date as determined pursuant to the preceding paragraph, such date of occupancy shall, for all intents and purposes of this Lease, be the Commencement Date.

LESSOR and LESSEE agree to execute a Supplemental Agreement setting forth the actual Occupancy and Term Dates, once the same have been established.

                              SECTION 5 - RENT

The LESSEE agrees to pay to LESSOR, without deduction or offset, rent at the rate of FIFTY-SEVEN THOUSAND SIX HUNDRED EIGHTY-FOUR AND 00/100 ($57,684.00) Dollars annually, payable in advance on the first day of each month, in equal monthly installments of FOUR THOUSAND EIGHT HUNDRED SEVEN AND 00/100 ($4,807.00) Dollars, for the first (1st) year of the Lease Term, and at that rate for any fraction of a month at the beginning of the term; and

SIXTY THOUSAND EIGHTY-SEVEN AND 50/100 ($60,087.50) Dollars annually, payable in advance on the first day of each month, in equal monthly installments of FIVE THOUSAND SEVEN AND 29/100 ($5,007.29) Dollars, for the second (2nd) year of the Lease Term, and at that rate for any fraction of a month; and

SIXTY-TWO THOUSAND FOUR HUNDRED NINETY-ONE AND 00/100 ($62,491.00) Dollars annually, payable in advance on the first day of each month, in equal monthly installments of FIVE THOUSAND TWO HUNDRED SEVEN AND 58/100 ($5,207.58) Dollars, for the third (3rd) year continuing through and including the fourth
(4th) year of the Lease Term, and at that rate for any fraction of a month;
and

SIXTY-SEVEN THOUSAND TWO HUNDRED NINETY-EIGHT AND 00/100 ($67,298.00) Dollars annually, payable in advance on the first day of each month, in equal monthly installments of FIVE THOUSAND SIX HUNDRED EIGHT AND 17/100 ($5,608.17) Dollars, for the fifth (5th) year of the Lease Term, and at that rate for any fraction of a month at the end of the term.

                     SECTION 5A - RENT COMMENCEMENT DATE

The payment of rental shall commence sixty (60) days from the Commencement Date. Notwithstanding the foregoing, in the event LESSEE'S personnel shall occupy all or any part of the Premises for the conduct of its business prior to the expiration of the sixty (60) days, then for all intents and purposes of this Lease, such date of occupancy shall be the Rent Commencement Date.

                        SECTION 6 - ABATEMENT OF RENT

It is understood and agreed that if for any reason whatsoever, the LESSOR does not deliver possession of the Premises according to the terms of this Lease, the rent shall be abated until such date as possession of the Premises is rendered by the LESSOR. In no event shall the LESSOR, its agents or employees be liable in damages for failure to deliver possession under the terms of this Lease, except for willful failure to do so.

                        SECTION 7 - SECURITY DEPOSIT

                           INTENTIONALLY OMITTED.

                         SECTION 8 - ADDITIONAL RENT

In accordance with the following, LESSEE shall under the terms, conditions and provisions hereinafter provided, pay to LESSOR as additional rent, the following:

Real Estate Taxes

      1.  If real estate taxes upon the land and buildings (the
      "Property"), of which the Premises are a part, for any tax year exceed the real estate base tax amount, whether by reason of an increase in either the tax rate or the assessed valuation or both, LESSEE shall pay to LESSOR as additional rent within ten (l0) days after billing therefor, an amount equal to the product of (a) such excess over the base taxes and (b) the following fraction:

                     Square Footage of LESSEE's Premises
                 Aggregate of All the Rentable Square Footage
       (whether or not rented or improved within the entire building)

      Effective July 1, 1997, LESSEE shall pay monthly, at the time when Rent payments are due hereunder, an amount equal to one-twelfth (1/12th) of the total of annual real estate taxes (as estimated by LESSOR) due from LESSEE to LESSOR pursuant to this Subsection 8.1. Promptly after the determination by any taxing authority of real estate taxes upon the Building for each tax year, LESSOR shall make a determination of the real estate taxes allocated to the Premises, and if the aforesaid payments theretofore made for such tax year by LESSEE exceed the real estate taxes allocated to the Premises, such overpayment shall be credited against the payments thereafter to be made by LESSEE pursuant to this paragraph; and if the real estate taxes allocated to the Premises for such tax year are greater than such payments theretofore made on account for such tax year, LESSEE shall within ten (10) days of written notice from the LESSOR make a suitable payment to LESSOR. Xerox copies of tax bills submitted by LESSOR with any such statement shall be conclusive evidence of the amount of real estate taxes charged, assessed or imposed. After the full assessment year, the initial monthly payment on account of the real estate taxes allocated to the Premises shall be replaced each year by a payment which is one-twelfth (1/12th) of the real estate taxes allocated to the Premises for the immediately preceding tax year.

      2. For the purposes of this clause, the term "Tax Year" shall mean the twelve month period commencing on July lst (or any month as it may apply and/or change for the city, town or municipality tax period) immediately preceding the Commencement Date and each twelve month period thereafter during the term of this Lease.

      3. It is agreed by both parties that the Base Year as it applies to taxes for this Lease shall be July l, l996 - June 30, l997.

      4. If any abatement, refund or rebate shall be subsequently made for any tax year, an appropriate adjustment shall be made in the amount payable from, or paid by LESSEE to LESSOR on account of said real estate taxes, after deducting the LESSOR'S expenses reasonably incurred in obtaining such abatement, refund or rebate and provided there is no existing default of LESSEE. An appropriate adjustment will be made to the base tax year as a result of the foregoing.

      5. If some method or type of taxation replaces the current method of assessment of real estate taxes, or the type thereof, LESSEE agrees that it shall pay an equitable share of the same computation herein provided, to the end that LESSEE'S share thereof shall be to the maximum extent practicable, comparable to that which LESSEE would bear under the foregoing provisions.

      6. If a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by LESSEE to the LESSOR under this Lease, LESSEE agrees to pay the same within ten (l0) days after billing therefor, unless applicable law prohibits the payment of such tax by LESSEE. LESSOR shall have the same rights and remedies for non-payment by LESSEE of any such amounts due on account of such taxes as LESSOR has hereunder, for the failure of LESSEE to pay rent as provided for in Section 23 of this Lease.

                             Operating Expenses

      7. The following is a list of all such items of operating expenditures as are within the meaning of "Operating Expenses" hereinafter set forth. If, in any calendar year of the term of this Lease, LESSOR'S Operating Expenses exceed Operating Expenses for the calendar year 1996, as it relates to all other charges with the exception of snow removal, which shall be an amount representative of LESSOR'S actual snow removal costs over the previous five (5) year period, LESSEE shall after notice as hereinafter provided, pay to LESSOR as additional rent, an amount equal to the product of (a) such excess multiplied by (b) a fraction involving the same numerator and denominator as is provided for in Subsection 8.1 of this Lease.

      8. The expression "Operating Expenses" as used herein, shall mean the aggregate cost or expenses reasonably incurred by LESSOR with respect to the operation, administration, cleaning, repair, maintenance and management of the Property, including without limitation, those items enumerated hereinafter. If during any portion of the calendar year for which Operating Expenses are being computed, less than 93% of the building's rentable area was occupied by tenants, actual Operating Expenses incurred shall be reasonably extrapolated by LESSOR on an item by item basis to the estimated operating expenses that would have been incurred if the building were at least 93% occupied for such year, and such extrapolated amounts shall for the purposes hereof, be deemed to be the Operating Expenses for such year.

      9. Effective January 1, 1997, LESSEE shall pay monthly, at the time when Rent payments are due hereunder, an amount equal to one-twelfth (1/12th) of the total annual Operating Expenses (as estimated by LESSOR) due from LESSEE to LESSOR pursuant to Subsection 8.7 of this Lease. Promptly after the end of each calendar year thereafter, LESSOR shall make a determination of LESSEE'S share of such Operating Expenses; and if the aforesaid payments theretofore made for such period by LESSEE exceed LESSEE'S share, such overpayment shall be credited against the payments thereafter to be made by LESSEE pursuant to this Paragraph; and if LESSEE'S share is greater than such payments theretofore made on account for such period, LESSEE shall within thirty (30) days of written notice from the LESSOR make a suitable payment to LESSOR.

      The initial monthly payment on account of the Operating Expense Charge shall be replaced after LESSOR'S determination of LESSEE'S share thereof for the preceding accounting period by a payment which is one-twelfth (1/12th) of LESSEE'S actual share thereof for the immediately preceding period, with adjustments as appropriate where such preceding period is less than a full twelve-month period. LESSOR shall have the same rights and remedies for non-payment by LESSEE of any such amounts due on account of such Operating Expenses as LESSOR has hereunder, for the failure of LESSEE to pay rent as provided for in Section 23 of this Lease.

      10.  Without limitation, Operating Expenses shall include:

           a. All expenses incurred by LESSOR or LESSOR'S agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, worker's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on LESSOR or LESSOR'S agents pursuant to any collective bargaining agreement for the services of employees of LESSOR or LESSOR'S agents in connection with the operation, repair, maintenance, cleaning of common areas only, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors used for the purpose of cleaning the common areas only, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other properties of LESSOR, such compensation shall be suitably prorated among the Property and such other properties.

           b. The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property.

           c. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property; provided that, in the case of any such equipment used jointly on other properties of LESSOR, such costs shall be suitably prorated among the Property and such other properties.

           d. Where the Property is managed by LESSOR or an affiliate of LESSOR, a sum equal to the amounts customarily charged by management firms in the Boston area taking into consideration management accounting/bookkeeping salaries for management of similar properties, for similar properties whether or not actually paid, or where otherwise managed, the amounts accrued for management, together with amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the building.

           e. Premiums for insurance against damage or loss to the building from such hazards as shall from time to time be generally required by institutional mortgagors in the Boston area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

           f. Cost for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by LESSEE.

           g. Betterment assessments, provided the same are apportioned equally over the longest period permitted by law.

           h. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

           i. Only those capital expenditures made to reduce Operating Expenses or which are for energy conservation shall be included in Operating Expenses pursuant to this Section, amortized with reasonable interest on a useful life basis.

                               SECTION 9 - USE

The LESSEE shall use the Premises only for the purpose of general business and medical offices and the collection, storage and distribution of blood components.

                      SECTION 10 - COMPLIANCE WITH LAWS

The LESSEE acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the Premises is situated.

                         SECTION 11 - FIRE INSURANCE

The LESSEE shall not permit any use of the Premises which will make voidable any insurance on the Property of which the Premises are a part, or on the contents of said Property, which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall, on demand, reimburse the LESSOR and all other tenants, all extra insurance premiums caused by LESSEE'S misuse of the Premises.

                           SECTION 12 - UTILITIES

The LESSOR shall provide and shall pay for all LESSEE'S water and sewer use and reasonable heating and air-conditioning during the normal heating and cooling season between the hours of 6:00 A.M. and 10:00 P.M., Monday through Friday, 7:00 A.M. and 3:00 P.M. Saturday, and 11:00 A.M. and 1:30 P.M. Sunday. The normal cooling season shall be from April 15th to October lst of any given year. Normal business days are all days except, New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday) and such other days as LESSOR presently or in the future recognizes as holidays for LESSOR'S general office staff. In addition, LESSOR agrees to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service for the common areas only, all subject to interruption due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or to causes beyond LESSOR'S control. If LESSEE shall require air-conditioning, heating or ventilation outside the hours and days above specified, LESSOR shall furnish such service and LESSEE shall pay therefor $25.00 per required hour. The LESSOR shall have the right to adjust LESSEE'S monthly energy cost, as herein defined, on an annual basis, in the event LESSOR'S cost of said gas/electric power increase or decrease as a result of rate increases or decrease due to energy market conditions. The LESSOR shall provide, upon written request from LESSEE, documentation to back up said adjustment. In the event LESSEE introduces into the Premises personnel or equipment which overloads the capacity of the building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may if and as needed at LESSOR'S option, be provided by LESSOR, at LESSEE'S expense.

                           SECTION 13 - ELECTRICAL

LESSOR shall purchase and receive electric current for the Premises directly from the public utility company serving the building and LESSEE shall permit LESSOR'S existing wires, risers, conduits and other electrical equipment of LESSOR to be used for such purposes. LESSOR shall not in any way be liable or responsible to LESSEE for any loss or damage or expense which LESSEE may sustain or incur if, during the term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for LESSEE'S requirements due to a factor or cause beyond LESSOR'S control. LESSOR at LESSEE'S expense, shall purchase and install all lamps, tubes, bulbs, starters and ballasts.

Section 13 of this Lease shall apply until such time as LESSOR separately meters LESSEE'S suite. Thereupon, LESSEE shall be responsible to purchase its own light and plug electric.

                       SECTION 14 - ADDITIONAL CHARGES

Should LESSEE fail to pay when due, any sums under this Lease designated as an additional charge, LESSOR shall have the same rights and remedies as LESSOR has hereunder, for failure to pay rent as provided for in Section 23 of this Lease.

                    SECTION 15 - MAINTENANCE OF PREMISES

The LESSEE agrees to maintain the Premises in the same condition as existed at the commencement of the term or as they may be improved during the term of this Lease, reasonable wear and tear, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging that the Premises are now in good order and the glass whole. The LESSEE shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the Premises. LESSEE shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the building by LESSEE, LESSEE'S independent contractors, or LESSEE'S invitees. If repairs are required to be made by LESSEE pursuant to the terms hereof, LESSOR may demand that LESSEE make the same forthwith, and if LESSEE refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, LESSOR may (but shall not be required to) make or cause such repairs to be made and shall not be responsible to LESSEE for any loss or damage that may occur to LESSEE'S stock or business by reason thereof. If LESSOR makes or causes such repairs to be made, LESSEE agrees that LESSEE shall forthwith on demand, pay to LESSOR the cost thereof as an additional charge.

                          SECTION 16 - ALTERATIONS

The LESSEE shall not make any structural alterations or additions to the Premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE'S sole cost and expense and shall be of such quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

                       SECTION 17 - LESSOR'S LIABILITY

LESSEE specifically agrees to look solely to LESSOR'S then equity interest in the Property at the time owned, plus LESSOR'S Comprehensive General Liability Insurance Policy in the amount of ONE MILLION AND 00/100 ($1,000,000.00) Dollars, for recovery of any judgment from LESSOR; it being specifically agreed that neither LESSOR (original or successor) nor anyone claiming under the LESSOR, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to LESSEE.

LESSEE would look to LESSOR to maintain One Million and 00/100
Dollars ($1,000,000.00) of equity interest by reserving the necessary funds for said purpose or otherwise, to satisfy its obligations to the LESSEE hereunder.

                       SECTION 18 - LESSOR'S SERVICES

With respect to any services to be furnished by LESSOR to LESSEE, LESSOR shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause due to any act or neglect of LESSEE or LESSEE'S servants, agents, employees, licensees or any person claiming by, through or under LESSEE.

                            SECTION 19 - DAMAGES

In no event shall LESSOR ever be liable to LESSEE for any indirect or consequential damages suffered by LESSEE from whatever cause.

                  SECTION 20 - LESSEE'S LIABILITY INSURANCE

The LESSEE shall maintain with respect to the Premises and the Property of which the Premises are a part, comprehensive public liability insurance in the amounts of $1,000,000.00/$1,000,000.00, with property damage insurance in limits of $1,000,000.00, in responsible companies qualified to do business in Massachusetts and in good standing therein, insuring the LESSEE and naming the LESSOR as an additional insured, with respect to the acts or omissions of LESSEE, against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR, prior to the Commencement Date of the term of this Lease, certificates for such insurance, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (l0) days prior written notice to each insured named therein.

Notwithstanding anything contained herein to the contrary, it is hereby understood and agreed that in the event the LESSOR files a claim under the LESSEE'S comprehensive public liability insurance policy, the LESSOR shall simultaneously notify the LESSEE of such claim.

                       SECTION 21 - INSURABLE DAMAGES

LESSOR shall not be liable for any damage insurable by LESSEE to LESSEE'S fixtures, merchandise or property unless caused by LESSOR'S negligence and LESSEE hereby releases LESSOR from same. LESSEE shall not be liable for any damage insurable by LESSOR to the Premises, regardless of cause and LESSOR hereby releases LESSEE from same.

                 SECTION 22 - FIRE, CASUALTY, EMINENT DOMAIN

Should a substantial portion of the Premises, or of the Property of which the Premises are a part, be damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this Lease. When such fire, casualty, or taking renders the Premises substantially unsuitable for LESSEE'S intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this Lease if: (a) the LESSOR fails to give written notice within ninety (90) days of its intention to restore the Premises, or (b) the LESSOR fails to restore the Premises to a condition substantially suitable for LESSEE'S intended use within one hundred twenty
(l20) days of said fire, casualty or taking. The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the Premises for any taking by eminent domain, except for damage to LESSEE'S fixtures, property or equipment.


                      SECTION 23 - DEFAULT, BANKRUPTCY

If at any time subsequent to the date of this Lease, any one or more of the following events (herein referred to as a default of LESSEE) shall occur: (a) LESSEE shall fail to pay the installment of rent, escalation charge or other charges hereunder when due, and such failure shall continue for five (5) full business days after notice has been given to LESSEE from LESSOR; (b) LESSEE shall default in the observance or performance of any other of the LESSEE'S covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after such notice thereof; (c) LESSEE shall be declared bankrupt or insolvent according to law; or (d) if any assignment shall be made of LESSEE'S property for the benefit of creditors, then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Premises, to declare the term of this Lease ended, and to remove the LESSEE'S effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the remainder of the term. If the LESSEE should default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE'S part to be observed or performed under or by virtue of any of the provisions in any section of this Lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, any such sums paid or obligations incurred, shall accrue interest at the rate equal to two percent (2%) above the then prime interest rate per annum, and all costs shall be paid to the LESSOR by the LESSEE, as additional rent.

                             SECTION 24 - NOTICE

Any notice from the LESSOR to the LESSEE relating to the Premises or to the occupancy thereof, shall be deemed duly served if addressed to the LESSEE mailed to 400 Wood Road, Braintree, MA 02184 by registered or certified mail, return receipt requested, postage prepaid.

Any notice from the LESSEE to the LESSOR relating to the Premises or to the occupancy thereof, shall be deemed duly served if mailed to the LESSOR at Braintree Hill Office Park, 50 Braintree Hill Park, Braintree, MA 02l84, or to such other address as the LESSOR may from time to time advise in writing.

                           SECTION 25 - SURRENDER

The LESSEE shall at the expiration or other termination of this Lease, remove all LESSEE'S goods and effects from the Premises (including without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside of the Premises). LESSEE shall deliver to LESSOR, the Premises and all keys, locks thereto and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in the same condition as they were at the Commencement Date of the term of this Lease, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of LESSEE'S failure to remove any of LESSEE'S property from the Premises, LESSOR is hereby authorized without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE'S expense, or to retain same under LESSOR'S control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

                          SECTION 26 - HOLDING OVER

Any holding over by LESSEE after the expiration of the term of this Lease shall be treated as a daily Tenancy At Sufferance, at a rate equal to one and one half (1 1/2) times the rent plus escalation charges and other charges herein provided (prorated on a daily basis) and shall otherwise be on the same terms and conditions as set forth in this Lease, where the same may be applicable.

                         SECTION 27 - RIGHT TO MOVE

                           INTENTIONALLY OMITTED.

                     SECTION 28 - RULES AND REGULATIONS

The LESSEE will observe and comply with the Rules and Regulations as attached hereto and made a part hereof, including revisions and additions as the LESSOR may from time to time institute.


                       SECTION 29 - NOT TO INVALIDATE

If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to the extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

                        SECTION 30 - QUIET ENJOYMENT

LESSEE, subject to the terms and provisions of this Lease, on payment of the rent and escalation charges and observing, keeping and performing all of the other terms and provisions of this Lease on LESSEE'S part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under LESSOR to have title to the Premises superior to LESSOR.

                   SECTION 31 - ASSIGNMENT AND SUBLETTING

The LESSEE shall not assign or sublet the whole or any portion of the Premises without LESSOR'S prior written consent, which consent shall not be unreasonably withheld. Any increase in the rent resulting from the permitted subletting will be due and payable to the LESSOR, after first reimbursing LESSEE for LESSEE'S verified reasonable costs from such excess in connection with such subletting. The foregoing restrictions shall not be applicable to any assignment of this Lease or a subletting of the Premises by LESSEE to a subsidiary wholly-owned by LESSEE, or controlling operation, the stock in which is wholly-owned by the stockholders of LESSEE. It shall be a condition of the validity of any assignment, whether with the consent of LESSOR or to a subsidiary or controlling corporation, that the assignee agrees directly with LESSOR, to be bound by all the obligations of LESSEE hereunder including, without limitation, the covenant against further assignment and subletting.
No assignment or subletting shall relieve LESSEE from its obligations hereunder and LESSEE shall remain fully and primarily liable therefor. If this Lease shall be assigned, or if the Premises or any portion thereof shall be sublet or occupied by anyone other than LESSEE, LESSOR may, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, sublessee or occupant as a lessee, or a release of LESSEE or any successor from obtaining the express consent in writing of LESSOR, to any further assignment or subletting. No assignment or subletting and no use of the Premises by a subsidiary wholly-owned by LESSEE or controlling corporation of LESSEE shall affect permitted uses.

Notwithstanding the provisions of the above, any proposed assignee or sublessee submitted to the LESSOR for approval must have the same or greater financial strength as LESSEE. It shall be LESSOR'S responsibility to obtain from LESSEE'S proposed assignee or subletees the financial information required by LESSOR to determine the financial strength of any proposed assignees or subletees. If LESSEE shall request permission to assign this Lease or sublet the Premises or any part thereof to any person other than a subsidiary wholly-owned by LESSEE or controlling corporation, the stock of which is wholly-owned by the stockholders of LESSEE, LESSEE shall, together with such request for consent thereto, inform LESSOR of the rental and other amounts to be paid by such assignee or sublessee and the term of any subletting.

LESSOR shall have the right to terminate this Lease, provided that LESSOR shall exercise such right within forty-five (45) days of its receipt of LESSEE'S request for such consent and provided further, that LESSEE shall have the right to withdraw its request for such consent within fifteen (l5) days after its receipt of such notice from LESSOR, in which event such notice of termination shall become null and void. If this Lease shall be terminated pursuant to the provisions of the immediately preceding sentence, such termination shall become effective upon the last day of the calendar month next following LESSOR'S giving notice of termination. Upon LESSEE'S vacating the Premises in accordance with this Lease, LESSOR shall refund all unearned rent and other payments made by LESSEE.

                          SECTION 32 - SUBORDINATE

This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the Property of which the Premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to said mortgages, deeds of trust or other such instruments in the nature of mortgage, and LESSEE hereby appoints such holder as LESSEE'S attorney-in-fact to execute such subordination agreement upon default of LESSEE in complying with such holder's request. Upon thirty (30) days prior written notice from LESSEE at LESSEE'S sole cost and expense, LESSOR shall use its best efforts to obtain a Non-Disturbance agreement from LESSOR'S existing mortgagee.

                        SECTION 33 - LESSOR'S ACCESS

The LESSOR or agents of the LESSOR may, upon twenty-four (24) hours advance notice, except in the case of an emergency, enter to view the Premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the Premises to others, and at any time upon reasonable notice within three (3) months prior to the expiration of the term, may affix to any suitable part of the Premises a notice for letting or selling the Premises or Property of which the Premises are a part and keep the same so affixed without hindrance or molestation.

                 SECTION 34 - INDEMNIFICATION AND LIABILITY

LESSEE agrees to indemnify, defend and hold LESSOR harmless from and against all loss, cost, liability, damage or expense including, without limitation, reasonable attorneys' fees, resulting from the negligence or intentional acts of LESSEE, or its employees, agents or contractors in or on the common areas of the Building.

LESSOR agrees to indemnify, defend and hold LESSEE harmless from and against any loss, cost, liability, damage or expense including, without limitation reasonably attorneys' fees, resulting from the negligence or intentional acts of LESSOR or its employees, agents or contractors in or on the Premises.

In carrying out their respective obligations of indemnification as aforesaid, LESSOR and LESSEE shall cooperate with each other in all respects including, without limitation, promptly notifying the other of any action or event which may reasonably be expected to be the basis of a claim or a suit for which the other is obligated to provide indemnification, and supplying the other with all information and documentation available to it relating to the same.

                         SECTION 35 - LESSEE'S RISK

To the maximum extent this agreement may be made effective according to law, LESSEE agrees to use and occupy the Premises and to use such other portions of the building as LESSEE is herein given the right to use at LESSEE'S own risk; and LESSOR shall have no responsibility or liability for any loss of or damage to LESSEE'S removable property. The provisions of this section shall be applicable from and after the execution of this Lease and until the end of the term of this Lease, and during such further period as LESSEE may use or be in occupancy of any part of the Premises or of the building.

                  SECTION 36 - INJURY CAUSED BY THIRD PARTY

To the maximum extent this agreement may be made effective according to law, LESSEE agrees that LESSOR shall not be responsible or liable to LESSEE or to those claiming by, through or under LESSEE, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise.

                  SECTION 37 - LESSEE'S REMOVABLE PROPERTY

All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by LESSEE solely at its expense in the Premises (LESSEE'S removable property) shall remain the property of the LESSEE and may be removed by LESSEE at any time prior to the expiration of this Lease, provided that LESSEE, at its expense, shall repair any damage to the building caused by such removal or installation.

                             SECTION 38 - WAIVER

Failure on the part of LESSOR or LESSEE to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by LESSOR or LESSEE, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by LESSOR or LESSEE shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of LESSOR or LESSEE to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary LESSOR'S or LESSEE'S consent or approval to or of any subsequent similar act by the other.

No payment by LESSEE, or acceptance by LESSOR, of a lesser amount than shall be due from LESSEE to LESSOR shall be treated otherwise than as a payment on account. The acceptance by LESSOR of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and LESSOR may accept such check without prejudice to any other rights or remedies which LESSOR may have against LESSEE.

                      SECTION 39 - BROKER'S COMMISSIONS

Other than Sean Teague of Fallon, Hines & O'Connor, LESSEE warrants that it has had no dealings with any agent or broker in connection with this Lease and covenants to defend with counsel approved by LESSOR, hold harmless and indemnify LESSOR from and against any and all cost, expense or liability for any compensation, commission or charges claimed by any agent or broker with respect to LESSEE'S dealing in connection with this Lease or the negotiation thereof.

                          SECTION 40 - CONTINGENCY

It is an integral part of this Lease Agreement without which the LESSOR would not enter the same, that this Lease is contingent upon the LESSEE receiving all appropriate approvals from the Braintree Building Department, FDA and Massachusetts Board of Health within thirty (30) days following execution by both parties. In the event that such approvals are not received within thirty
(30) days of Lease execution mutual execution of the Lease, then either Lessor or Lessee shall have the right but not the obligation to terminate this Lease Agreement with written notice to the other party (hereinafter known as the "Termination Notice"). In the event either party shall send such Termination Notice to the other party, it is hereby understood and agreed that this Lease Agreement shall be deemed null and void and of no further force or effect.

                    SECTION 41 - LESSEE'S RIGHT TO EXPAND

In the event LESSEE has not been in default of any of the terms, conditions and covenants of this Lease Agreement and any Amendments made hereto during the term hereof, LESSEE shall have the right, to lease additional space from the LESSOR which additional space shall be adjacent to the Premises demised hereunder within Forbes Business Center, 166 Forbes Road, Braintree, MA 02184, subject to availability and further subject, but not limited to, the following terms and conditions:

      1. LESSEE'S additional space requirement must be a minimum of 2,450 square feet (hereinafter referred to as the "Expansion Space").

      2. LESSEE must notify LESSOR in writing of its additional space requirements no less than ninety (90) days prior to the date LESSEE desires such Expansion Space.

      3. In the event LESSEE exercises LESSEE'S Right to Expand after the first (1st) full three (3) years of the Lease term, then LESSEE shall be responsible for any/and all costs incurred with relocating other tenants due to such Right to Expand and all construction work associated with LESSEE'S expansion space over the term of the Lease. The LESSOR and LESSEE shall enter into a mutually acceptable amendment to this Lease setting forth the mutually negotiated relocation costs to be paid by LESSEE incurred from relocating on existing tenant to accommodate LESSEE'S expansion.

      4. In the event LESSEE exercises LESSEE'S Right to Expand within the first (1st) two (2) full years of the Lease term, then LESSOR and LESSEE shall negotiate mutually agreed upon business terms associated with such Right to Expand. The Expansion Space term shall be coterminous with the Lease in the event LESSEE exercises LESSEE'S Right to Expand within the first two (2) full years of the Lease Term.

      5. In the event LESSEE exercises LESSEE'S Right to Expand within the first two (2) full years of the Lease term, the rent for said Expansion space shall be the rental then being paid by LESSEE in accordance with Section 5, herein. In the event LESSEE exercises LESSEE'S Right to Expand during the third full year through the fifth full year then the rental for said Expansion Space shall be at the then current market rent rate. Notwithstanding the foregoing, in the event the term of this Lease is extended, then rent for the Expansion Space and the Premises demised hereunder shall be adjusted to reflect the then current market rent rate effective on the commencement date of such extended term.

It is hereby agreed between the parties that immediately following LESSOR'S receipt of LESSEE'S notice indicating its desire to lease Expansion Space, and once such Expansion Space has been located by LESSOR, LESSOR and LESSEE shall enter into a mutually acceptable Amendment to this Lease setting forth the terms and provisions set forth hereinabove.

                     SECTION 42 - FINANCIAL INFORMATION

It is hereby understood and agreed that LESSEE will supply to the LESSOR, on an annual basis, a copy of LESSEE'S audited financial statement within ninety
(90) days following LESSEE'S fiscal year end. Any information obtained by LESSOR pursuant to the provisions of this Paragraph shall be treated as confidential, except that LESSOR may disclose such information to its lenders.

                          SECTION 43 - LATE PAYMENT

If LESSEE fails to pay any installment of Annual Rent and/or Additional Rent on or before the first (1st) day of the calendar month when such installment becomes due and payable, LESSEE shall pay to LESSOR a late charge of five percent (5%) of the amount of such installment, and, in addition, such unpaid installment shall bear interest at the rate per annum which is four percent (4%) greater than the "base lending rate" then in effect at The Wall Street Journal, or the highest rate permitted by law, whichever may be less; with it being the express intent of the parties that nothing herein contained shall be construed or implemented in such manner as to allow LESSOR to charge or receive interest in excess of the maximum legal rate then allowed by law.
Such late charge and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Annual Rent due.

                     SECTION 44 - CLEANING SPECIFICATION

LESSEE shall be responsible, at its sole cost and expense, for cleaning the Premises demised hereunder, including, but not limited to, dusting, vacuuming and trash removal from the Premises.

No rubbish, trash, garbage or other refuse shall be burned by LESSEE in the Premises or elsewhere in the Building or Property and all the same shall be kept in suitable containers in the interior of the Premises until the same is picked up from the Premises.

LESSEE shall utilize a specialized medical courier service at its sole cost and expense, to remove all medical waste from LESSEE'S Premises to be disposed of off site.

                      SECTION 45 - HAZARDOUS MATERIALS

The Building, to the best of LESSOR'S knowledge, is free and clean of all hazardous material.

LESSOR and LESSEE shall strictly comply with all state, federal and municipal laws, regulations, guidelines and ordinances concerning the use, storage, handling and disposition of any blood procedures substance or material that is or may be toxic or hazardous, and notwithstanding anything contained in this Lease to the contrary, LESSOR and LESSEE agree to indemnify the other against any liability caused by it, including attorney's fees and costs in connection therewith.

                            SECTION 46 - SIGNAGE

LESSEE shall have the right, at LESSEE'S sole cost and expense, to install a sign on the inside face of the perimeter windows of the Premises, the size and location of which to be agreed upon by LESSOR. Notwithstanding the foregoing, any signage proposed by LESSEE must have LESSOR'S prior written approval, which approval shall be at the sole and absolute discretion of the LESSOR, and must be in conformance with the standard sign design criteria established by LESSOR for the building. The LESSEE, at its sole cost and expense, shall be responsible for obtaining all municipal and other approvals necessary for the erection and maintenance of such sign. The LESSOR shall cooperate with the LESSEE in its filing of applications for any such approvals, provided that the LESSEE shall pay all costs associated with such applications and approvals.

                   SECTION 47 - WHEN LEASE BECOMES BINDING

The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for the Premises, and this document shall become effective and binding only upon the execution thereof by both LESSOR and LESSEE, regardless of any written or verbal representation of any agent, manager or other employee of LESSOR to the contrary. All negotiations, consideration, representations and understandings between LESSOR and LESSEE are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between LESSOR and LESSEE, and no act or omission of any employee or agent of LESSOR shall alter, change or modify any of the provisions thereof.

IN WITNESS WHEREOF, the LESSOR and LESSEE have hereunto set their hands and common seals this 16th day of May, l996.

Witness as to LESSOR:     LESSOR:      Charlotte E. Flatley and
                                       John P. Garrahan, Trustees
                                       of the 1970 Flatley Family Trust


/s/ Francisca Sterensen                   /s/ Nancy LaPlante
---------------------------            -----------------------
                                       By     Nancy LaPlante
                                       Its    Authorized Agent

Witness as to LESSEE:     LESSEE:      Haemonetics Corporation

/s/ Marianne K. Pekrue                    /s/ John F. White
----------------------                 ----------------------
                                       By
                                       Its
                                              Duly Authorized

COMMONWEALTH OF MASSACHUSETTS   )
                                )
COUNTY OF NORFOLK               )
                                                               May 10, 1996.

      Then personally appeared Nancy LaPlante to me known to be the individual who acknowledged herself to be the Authorized Agent of The 1970 Flatley Family Trust, LESSOR, and that she, as such, being authorized to so do, executed the foregoing instrument and acknowledged the execution thereof to be her free act and deed for the purposes therein contained.
      IN WITNESS WHEREOF, I hereunto set my hand and official seal at Norfolk County, Braintree, Massachusetts, this 10th day of May, 1996.

                                       /s/ Kerry A. Kelley
                                       -----------------------
                                       Notary Public
                                       My Commission Expires:1/29/1999


STATE OF MA              )
COUNTY OF NORFOLK        )
                                                                 May 6, 1996.

      Then personally appeared John White to me known to be the individual who acknowledged himself to be the President of Haemonetics Corporation, LESSEE, and that he, as such, being authorized to so do, executed the foregoing instrument and acknowledged the execution thereof to be his free act and deed for the purposes therein contained.
      IN WITNESS WHEREOF, I hereunto set my hand and official seal at Norfolk County, Braintree, Massachusetts, this 6th day of May, 1996.

                                       /s/ Marianne K. Pekrue
                                       -------------------------
                                       Notary Public
                                       My Commission Expires: 6/30/2000

                            RULES AND REGULATIONS

l. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls shall not be obstructed or encumbered by any LESSEE, nor shall they be used for any purpose other than ingress and egress to and from the Premises. LESSOR shall keep the sidewalks and curbs directly in front of said Premises, clean and free from ice and snow.

2. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of the LESSOR. No curtains, blinds, shades or screens shall be attached to, hung in, or used in connection with, any window or door of the Premises, without the prior written consent of the LESSOR. Any such awnings, projections, curtains, blinds, shades, screens or other fixtures used by LESSEE (if given the prior written consent of the LESSOR for such use), shall be of a quality, type, design and color, attached in a manner approved by the LESSOR.

3. A building directory will be maintained in the main lobby of the building at the expense of the LESSOR and the number of such listings shall be at the sole discretion of the LESSOR. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any LESSEE on any part of the outside or inside of the Premises or building, without the prior written consent of the LESSOR. In the event of violation of the foregoing by any LESSEE, LESSOR may remove same without any liability and may charge the expense incurred by such removal to any LESSEES violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each LESSEE, at LESSEE'S expense and shall be of a size, color and style acceptable to the LESSOR.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by any LESSEE, nor shall any bottles, parcels or other articles be placed on the windowsills.

5. No show cases or other articles shall be put in front of, or affixed to any part of the exterior of the building, nor placed in the halls, corridors, vestibules or fire escapes, without the prior written consent of the LESSOR.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuses of the fixtures shall be borne by the LESSEE who, or whose servants, employees, agents, visitors, or licensees, shall have caused same.

7. No LESSEE shall mark, paint, drill into, or in any way deface any part of the Premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of LESSOR, and as the LESSOR may direct. No LESSEE shall lay linoleum, or other similar floor covering, so that the same shall come in contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

8. No bicycles, vehicles or animals of any kind shall be brought in or kept about the Premises, and no cooking shall be done or permitted by LESSEE on said Premises. No LESSEE shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. No space in the building, except as provided in individual Leases, shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

10. No LESSEE shall make, or permit to be made, any unsettling or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises' or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No LESSEE shall throw anything out of doors, windows, skylights or down the passageways.

11. No LESSEE, nor any of LESSEE'S servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical and substance, except for items customarily used in LESSEE'S business operations provided someone safeguarded in accordance with applicable laws and fire codes.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any LESSEE, nor shall any changes be made in existing locks or the mechanism thereof. Each LESSEE must, upon the termination of his tenancy, return to the LESSOR, all keys for stores, offices and toilet rooms, either furnished to, or otherwise procured by, such LESSEE, and in the event of the loss of any keys so furnished, such LESSEE shall pay the LESSOR the cost thereof.

13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the LESSOR or its agents may determine from time to time. The LESSOR reserves the right to inspect all freight to be brought into the building and to exclude from the building, all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14. No LESSEE shall occupy or permit any portion of the Premises leased to him to be occupied for the possession, storage, manufacture or sale of liquor, narcotics, or dope, or as a barber or manicure shop.

15. LESSOR shall have the right to prohibit any advertising by any LESSEE which, in LESSOR'S opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from LESSOR, LESSEE shall refrain from or discontinue such advertising. LESSEE shall not use the name of the building or its owner in any advertising without the express written consent of the LESSOR.

16. No LESSEE shall install or permit the installation or use of any machines dispensing goods for sale, including without limitation, foods, beverages, cigarettes or cigars. No food or beverage shall be carried in the public halls and elevators of the buildings, except in closed containers.

17. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

18. Canvassing, soliciting and peddling in the building is prohibited and each LESSEE shall cooperate to prevent the same by notifying the LESSOR. LESSOR reserves the right to inspect any parcel or package being removed from the building by LESSEE, its employees, representatives and business invitees.

19. There shall not be used in any space or in the public halls of any building, either by a LESSEE or by jobbers or others in the delivery of or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.


                                 EXHIBIT "A"

                                 Floor Plan


                                 EXHIBIT "B"

                        Description of LESSOR'S Work

LESSEE acknowledges that it has examined and inspected the Premises and is familiar with the physical condition thereof. LESSEE further acknowledges (1) that LESSOR has not made and does not hereby make any representations regarding the physical condition of the Premises and (2) that there are no warranties, either expressed or implied, regarding the condition of the Premises. Any such warranties which may exist, are hereby expressly released and waived. Accordingly, LESSEE hereby agrees to accept the Premises in their "as is" condition.


                                 EXHIBIT "C"

                        Description of LESSEE'S Work

                                 EXHIBIT "D"

                          LANDLORD'S SIGN CRITERIA

1. Signs

      TENANT shall prior to the commencement of the lease term, erect a new "Store Front Sign" which must conform to the following standards and shall be subject to the restrictions hereinafter set forth.

      a. The advertising or informative content of TENANT'S sign shall be limited to letters designating TENANT's name only and shall contain no advertising devices, slogans, symbols, or logos, which shall be permitted in accordance with Subsection C contained herein.

      b. The character, design, color and layout of all of TENANT'S signs shall be subject to the approval of LANDLORD. Three blueline copies of the sign shop drawings with full specifications shall be submitted to LANDLORD for review and approval.

      c. Corporate crests and/or shield, or logos must be approved writing by LANDLORD.

      d. The sign and any part or parts thereof shall be located within the physical limits of the Demised Premises.

      e. Sign shall be vinyl cut letters in accordance with the sign program established for the adjacent office tenants.

      f. TENANT having one (1) or more facades will be subject to LANDLORD's individual review of that TENANT's allowable signage, to ensure against excessive signage by any tenant.

      g. The following are types of signs or sing components that are prohibited:

          (i) Paper signs and/or stickers utilized as signs;

          (ii) Signs of a temporary character or purpose irrespective of the composition of the sign or material used therefore;

          (iii) Printed signs;

          (iv) Flat cut-out plexiglass or metal letters;

          (v) Signs employing flashing, moving flickering or blinking illuminations, animations, moving lights, or floodlight illumination;

          (vi) Signs employing raceways, ballast boxes, electrical transformers, crossovers, or conduit;

          (vii) Sign contractor or sign company's name, stamp or decal (unless required by applicable law).

      b. No signs will be permitted at the rear of the Premises except for a small identification sign stating only the name of the tenant. Said sign shall be a maximum of two inches (2") in height and shall be lettered on the delivery door at the rear of TENANT'S Premises. Such sign will also require LANDLORD's written approval.

                             COMMERCIAL DIVISION
                  SPECIFICATIONS FOR UPGRADED OFFICE SPACE

1. Partitions: Demising partition consisting of 3 5/8" metal studs, 24" o.c. with one layer 5/8 G.W.B. each side, extending to deck above with batt insulation in wall cavity. Interior partitions consisting of 3 5/8" metal studs 24" o.c. with one layer 1/2" G.W.B. each side extending 6" above suspended ceiling.

2. Doors: Each Tenant will be allowed one solid core wood entrance door. Solid core interior doors with passage set, will be provided.

3. Painting and Wallcovering: All wall surfaces shall receive two coats of eggshell paint. Paint colors shall be selected from Landlord's standard color selections. Where Tenant desires wallcovering, Landlord shall initially prepare walls to receive wallcovering as designated by Tenant. Wallcovering shall be furnished and installed at Tenant's sole expense.

4. Woodstain. All Landlord's standard wood shall receive two coats of clear polyurethane varnish.

5. Carpeting: Carpeting will be installed per Landlord's standard samples. Landlord's standards are Shaws and Dimension Commercial Carpets, Cypress Point III 30 oz. and Finesse 30, respectively.

6.  Base: Vinyl base will be installed per Landlord's standard samples.

7.  Window Sills: Landlord's standard drywall sills and aprons.

8. Lighting: Recessed fluorescent lighting fixtures with parabolic lens containing two 40 watt rapid start U-tubes will be provided at a ratio of one fixture per 42 square feet of net rentable space. 2' x 2' in private offices and 2' x 4' in open office areas.

9. Ceiling: White acoustical lay-in ceiling tiles in a white T-bar suspended grid installed at a minimum 8'-6" above finished floor, or maximum height attainable. 2' x 2' in private offices and 2' x 4' in open office areas.

10. Electrical Outlets: One duplex receptacle, installed eight per circuit, will be installed one per 100 square feet of net rentable space.

11. Switches: One Electrical switch will be provided per 8 allowed lighting fixtures.

12. Window Blinds: All building perimeter windows shall receive the Landlord's standard blinds.

13. Air Conditioning: Will be supplied at one ton for each 400 square feet of rentable space with all returns ducted.

14. Telephone: Arrangements for service and location of telephone outlets by the telephone company are the responsibility of the Tenant. The Tenant will coordinate with the telephone company for prewire at locations designated by the Tenant.

15. Special Equipment: Any special equipment or items not mentioned above, desired by the Tenant, will be installed at Tenant's expense.

     FIFTY BRAINTREE HILL OFFICE PARK * BRAINTREE, MA 02184 * (617) 848-2000